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                  U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                FORM 8-K/A No. 2



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 3, 2000


                           Commission File No. 0-22524


                         MENDOCINO BREWING COMPANY, INC.
        (Exact name of small business issuer as specified in its charter)


             California                                   68-0318293
   (State or other jurisdiction of                      (IRS Employer
   incorporation or organization)                   Identification Number)


13351 South Highway 101,                                    95449
Hopland, California
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:      (707) 744-1015



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Item 2.  Acquisition or Disposition of Assets

Acquisition of United Breweries International (UK) Limited

         On November 3, 2000 Mendocino Brewing Company, Inc. (the "Company") entered into a Share Purchase Agreement with Inversiones Mirabel, S.A., a Panamanian corporation ("Inversiones") and Golden Eagle Trust, a trust formed under the laws of the Isle of Man (part of the United Kingdom) ("Golden Eagle"). Under the terms of the Share Purchase Agreement, the Company will acquire from Inversiones all of the outstanding shares of United Breweries International (UK) Limited, a company organized under the laws of the United Kingdom ("UBI"). (The Company's acquisition of UBI is referred to below as the "Acquisition").

         UBI's only material asset is UBSN Ltd., a United Kingdom corporation ("UBSN") which is its wholly-owned subsidiary. UBSN markets, sells, and distributes Kingfisher Lager beer, primarily in the United Kingdom and elsewhere in the European Union. Currently, the Kingfisher beer is brewed for UBSN by a third party, Shepherd Neame Limited, under a contract manufacturing agreement. Following consummation of the Acquisition, UBI will be a wholly-owned subsidiary of the Company and UBSN will continue to be a wholly owned subsidiary of UBI. The Company intends to continue operating UBI and UBSN in the marketing, sale, and distribution of beer, including Kingfisher Lager, in the United Kingdom and elsewhere in the European Union.

         The purchase price for UBI will be 5,500,000 shares of the Company's to be issued common stock (the "Purchase Shares"). The Company will not pay any cash or other consideration, except for the Purchase Shares, to acquire UBI. (A copy of the Share Purchase Agreement is attached to this Current Report as
Exhibit 1) The shares of Company stock proposed to be issued to Inversiones under the Share Purchase Agreement would constitute approximately 49.6% of the Company's outstanding Common Stock after the Acquisition is consummated.

         Under the Share Purchase Agreement, Inversiones has made a number of representations and warranties with respect to UBI and UBSN. Each of these representations and warranties, and the performance by Inversiones of its indemnity obligations with respect thereto, are unconditionally indemnified and guaranteed by Golden Eagle, which must indemnify and hold the Company harmless against any and all losses, damages, costs, and expenses suffered or incurred by the Company as the result of any breach by Inversiones of any of such representations, warranties, or indemnities.

Kingfisher Lager Beer

         One potential advantage of the Acquisition for the Company is that, as a result of the Acquisition, the Company could become the distribution agent for Kingfisher Lager beer in the United States and Canada. At present, the U.S. distribution agent for Kingfisher Lager beer in the United States is American United Breweries Int'l., Inc. ("AUBI"), a company which is affiliated with Inversiones and Golden Eagle, although there is no formal distribution agreement between UBI and AUBI for this purpose. After the proposed Acquisition is consummated, the Company

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anticipates that UBI will terminate this relationship (as it relates to the distribution of Kingfisher beer) and that UBI will enter into a separate distribution agreement to grant the rights for the United States and Canada to the Company. AUBI will, however, continue to distribute other beers in the United States which compete with the Kingfisher brand (in the same market niche), notably the Flying Horse and Tajmahal brands.

Approval of the Acquisition by a Special Committee of the Board; Fairness
Opinion

         Because the Acquisition is considered to be a related party transaction (see below), the Company appointed a Special Committee of its Board of Directors, consisting of Directors who are not also Company employees or related to Inversiones, Golden Eagle, or their affiliates (the "Special Committee") to negotiate the Share Purchase Agreement and make a recommendation with respect to the Acquisition to the entire Board of Directors. The Special Committee retained Sage Capital LLC ("Sage") to act as its financial advisor in connection with the evaluation of certain elements of the Company's acquisition strategy. Pursuant to this engagement, Sage was asked to render an opinion as to whether the equity consideration to be paid for UBI pursuant to the Agreement is fair to the shareholders of the Company from a financial point of view. On November 3, 2000, Sage delivered to the Special Committee its written opinion that, as of that date, the consideration to be paid by the Company in exchange for all of the equity of UBI was fair to the Company's shareholders from a financial point of view.

Related Party Transaction

         The principal trustee of Golden Eagle is CAS Nomines Ltd., a corporation organized under the laws of the Isle of Man (part of the United Kingdom). Because CAS Nominees Ltd. has the ability to act in favor of Dr. Vijay Mallya, the Company's Chairman of the Board and Chief Executive Officer, Dr. Mallya may be deemed to have a beneficial ownership interest, and therefore a material financial interest, in Golden Eagle. Golden Eagle is the sole (100%) owner of Inversiones, which in turn owns UBI.

         Through one of its subsidiaries, United Breweries of America, BVI, a British Virgin Islands corporation, Golden Eagle also holds a controlling interest in United Breweries of America, Inc., a Delaware corporation ("UBA") which is also the Company's principal shareholder. UBA owns 3,087,818 shares, or 55.3%, of the Company's currently outstanding voting Common Stock. (UBA also has an agreement with certain of the Company's original founders which grants to UBA a right of first refusal to purchase an additional 882,547 shares.) Dr. Mallya is the Chairman of the Board and Chief Executive Officer of UBA. Through Inversiones and UBA, therefore, Golden Eagle owns or controls a majority of the voting stock of both of the principal parties to the Agreement. In addition, Dr. Mallya is a member of the board of directors of UBSN.

         In addition to the relationship of Dr. Mallya to both the Company and Golden Eagle, another of the Company's Directors, Mr. R.H.B. Neame, may also be deemed to have an interest in the Acquisition. Mr. Neame has served as the Chairman and Chief Executive Officer of Shepherd Neame Ltd. for over twenty-five years. Shepherd Neame Ltd. is a distributor of Kingfisher Lager, and has an agreement with UBSN to provide distribution and other services to UBSN.

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         Because the Acquisition would be a related-party transaction, a Special
Committee of the Board of Directors was created to review and approve the proposed Acquisition. The members of the Special Committee are Kent Price (Chairman), Sury Palamand and Michael Laybourn. The Special Committee engaged the law firm of Baker & McKenzie to act as its independent counsel and to advise it with respect to the terms and conditions of the Share Purchase Agreement. As discussed above, the Company has obtained, from Sage Capital, L.L.C., an independent opinion as to the fairness of the Acquisition, from a financial point of view, to the Company's shareholders (including shareholders other than UBA).

Consummation of the Acquisition

         The Company anticipates that the Acquisition will be consummated during the late spring or early summer of 2001. The primary contingency affecting consummation of the Acquisition is that the Company must obtain approval of a majority of its shareholders. The Company intends to submit the Acquisition to its shareholders for approval at its next Annual Meeting, which is scheduled to be held in the spring of 2001. Even if the Acquisition does receive the approval of a majority of the Company's shareholders, however, under the terms of the Share Purchase Agreement the Company may elect not to consummate the Acquisition if the holders of more than 123,457 shares of Company stock (about 2.2% of the currently outstanding shares) elect to exercise their dissenters' rights under California law.



Item 7.  Exhibits


Exhibit No.      Description
-----------      -----------
  99.1           Share Purchase Agreement among Inversiones Mirabel, S.A.,
                 Mendocino Brewing Company, Inc., and Golden Eagle Trust, dated November 3, 2000. Incorporated by reference to Supplement A in Definitive Proxy Statement filed November
                 22, 2000.

  99.2 Press release dated March 29, 2000 announcing the Company's acquisition of UBSN and the U.S. distribution rights to Kingfisher Premium Lager Beer from UBI. Incorporated by reference to EX-4.1 in 8-K filed March 29, 2000.

  99.3 Mendocino Brewing Company, Inc. and United Breweries International (UK) Limited Pro Forma Balance Sheet and Income Statement for the years ended December 31, 1999 and 2000.

  99.4 United Breweries International (UK) Limited December 31, 2000 Consolidated Financial Statements Conversion Table

  99.5 United Breweries International (UK) Limited Balance Sheet, Statement of Income and Stockholder's Equity, and Statement of Cash Flows for the years ended December 31, 1999 and 2000.

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                                   SIGNATURES

         Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MENDOCINO BREWING COMPANY, INC.
                                               (Registrant)


Date:  April __, 2001                 By /s/ N. Mahadevan
                                         ---------------------------------------
                                         N. Mahadevan
                                         Chief Financial Officer and
                                         Corporate Secretary

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                                  EXHIBIT INDEX


                                                                    Sequentially
                                                                      Numbered
Exhibit No.                             Description                     Page
-----------                             -----------                 ------------

  99.1 Share Purchase Agreement among Inversiones Mirabel, S.A., Mendocino Brewing Company, Inc., and Golden Eagle Trust, dated November 3, 2000 Incorporated by reference to Definitive Proxy Statement filed November 22, 2000.

  99.2 Press release dated March 29, 2000 announcing the Company's acquisition of UBSN and the U.S. distribution rights to Kingfisher Premium Lager Beer from UBI. Incorporated by reference to EX-4.1 in 8K filed March 29, 2000.

  99.3           Mendocino Brewing Company, Inc. and United                7
                 Breweries International (UK) Limited Pro Forma
                 Balance Sheet and Income Statement for the years ended December 31, 1999 and 2000

  99.4           United Breweries International (UK) Limited              12
                 December 31, 2000 Consolidated Financial
                 Statements Conversion Table

  99.5           United Breweries International (UK) Limited              18
                 Balance Sheet, Statement of Income and
                 Stockholder's Equity, and Statement of Cash
                 Flows for the years ended December 31, 1999
                 and 2000


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